Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Insured Series--16

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49031 of our opinion dated December 9, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 21, 1998